Exhibit 10.5

Granted To:	###PARTICIPANT_NAME###
Address:	###HOME_ADDRESS###
Grant Date:	###GRANT_DATE###
Granted Amount:	###TOTAL_AWARDS###
Grant Type:	###DICTIONARY_AWARD_NAME###

Option No:	###EMPLOYEE_GRANT_NUMBER###
Plan:	2020 OMNIBUS STOCK AND INCENTIVE PLAN
Expiration Date:	###EXPIRY_DATE###
Exercise Price Per Share:	###GRANT_PRICE###

UNIVERSAL HEALTH SERVICES, INC.

2020 OMNIBUS STOCK AND INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (the “Award Agreement”), made as of the date specified above (the “Grant Date”), by and between Universal Health Services, Inc., a Delaware corporation (the “Company”), and ###PARTICIPANT_NAME### (the “Participant”), residing at the address ###HOME_ADDRESS### set forth above.

W I T N E S S E T H:

WHEREAS, pursuant to the Universal Health Services, Inc. 2020 Omnibus Stock and Incentive Plan, as amended to the Grant Date (the “Plan”), the Company desires to afford the Participant an opportunity to purchase shares of the Company’s Class B Common Stock, par value $.01 per share (the “Common Stock”), as hereinafter provided.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned under the Plan.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, the parties hereto agree as follows:

1.The Award.

The Company hereby awards to the Participant, as of the Grant Date, an option to purchase up to the number of shares of Common Stock (“Shares”) set forth above (the “Option”), at the exercise price per Share set forth above (the “Exercise Price”), and subject to the terms and conditions set forth above, in this Award Agreement and in the Plan, the provisions of which are incorporated herein by reference.  The Option is not intended to be an Incentive Stock Option.

2.Vesting of Option.

2.1Dates of Exercise.  Except as otherwise provided in this Award Agreement, the Option shall vest and become exercisable for Shares in one or more installments as follows:

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###VEST_SCHEDULE_TABLE###

As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Sections 3 or 7 below.

2.2Term of Option.  The Option shall have a maximum term of five (5) years measured from the Grant Date and shall accordingly expire at 11:59 PM Eastern Time on the Expiration Date, unless sooner terminated in accordance with Sections 3 or 7 below.

3.Termination of Service.

The Option term specified in Section 2.2 shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable, unless otherwise provided by the Committee (or its delegate) in its sole discretion:

3.1General Rule.  Should the Participant cease to provide services to the Company (or any Subsidiary or Affiliate) in the capacity of an Employee, Director or Consultant (collectively referred to herein as “Service”) for any reason (other than death, Disability or Cause) while the Option is outstanding, then the vested Option shall remain exercisable until the earlier of (i) the expiration of the three (3)-month period measured from the date of such cessation of Service and (ii) the Expiration Date.  The Participant’s right to vest in the Option under the Plan, if any, will terminate as of the date of the Participant’s cessation of Service for any reason (including death, Disability and for Cause), and the Participant shall forfeit all Options which are not, as of such date, vested.

3.2Death or Disability of the Participant.  Should the Participant cease Service by reason of death or Disability while the Option is outstanding, then the Option shall remain exercisable until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of such cessation of Service and (ii) the Expiration Date.

3.3Number of Exercisable Shares Post-Service.  During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested Options for which the Option is exercisable on the date of the Participant’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any Shares for which the Option has not been exercised.

3.4Termination for Cause.  Should the Participant’s Service be terminated for Cause or should the Participant engage in Cause while the Option is outstanding, then the Option (whether or not vested) shall terminate immediately and cease to be outstanding.  In the event the Participant’s Service is suspended pending an investigation of whether the Participant’s Service will be terminated for Cause, all of the Participant’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period.

3.5Cessation of Service.  For purposes of this Award Agreement, the Participant’s date of cessation of Service shall mean the date upon which the Participant ceases active performance of services for the Company, a Subsidiary or Affiliate, as determined by the Company, including following the provision of a notification of termination or resignation from Service and shall be determined solely by this

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Award Agreement and without reference to any other agreement, written or oral, including the Participant’s employment agreement (if any).  Thus, in the event of termination of the Participant’s Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of Participant’s employment agreement, if any), and (ii) the period (if any) during which the Participant may exercise the Option after such termination of the Participant’s Service will commence on the date Participant ceases active performance of services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is employed or terms of the Participant’s employment agreement, if any; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively performing services for purposes of the Option (including whether the Participant may still be considered to be providing services while on a leave of absence).

3.6Part-Time Work.  To the extent permissible under applicable local law, if the Participant who is employed as a full-time Employee commences working on a part-time or per diem basis, and unless otherwise expressly provided in this Award Agreement or determined by the Company, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period, and the Participant shall forfeit all Options which are not, as of such date, vested, and (ii) the Participant shall have three (3) months after such date during which the Participant may exercise the Option and such three-month period will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is employed or terms of the Participant’s employment agreement, if any; the Committee shall have the exclusive discretion to determine when the Participant is no longer working as a full-time Employee for purposes of the Option.

4.Exercise of Option.

4.1Method of Exercise.  In order to exercise the Option with respect to all or any part of the Shares for which the Option is at the time vested and exercisable, the Participant (or any other person or persons exercising the Option) must take the following actions:

(a)Execute and deliver to the Company a notice of exercise (the “Notice of Exercise”) in the form authorized by the Company, which may be electronic or written.  As of the date of this Award Agreement, the Participant may execute and deliver the Notice of Exercise to the Company through the Company’s third-party administrator (which is currently Shareworks by Morgan Stanley) by logging into the Participant’s Shareworks account at https://uhs.solium.com, and following instructions to execute the exercise.  Each Notice of Exercise must be received by the Company prior to the termination of the Option as set forth in Sections 2.2, 3 or 7 of this Award Agreement.

(b)Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(i)cash or check which, in the Company’s sole discretion, shall be made payable to a Company-designated brokerage firm or the Company; or

(ii)if permitted by applicable law and authorized by the Committee in its sole discretion, by a cashless exercise by which the Company issues and delivers net shares based on the Fair Market Value of the Common Stock on the date of exercise of the Option.

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Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the Exercise Price if necessary to comply with local law, as determined by the Company in its sole discretion.

(c)Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than the Participant) have the right to exercise the Option.

(d)Make appropriate arrangements with the Company (or Subsidiary or Affiliate employing or retaining the Participant) for the satisfaction of all applicable Tax-Related Items requirements applicable to the Option exercise.

As soon as practical after the exercise date, the Company shall issue to or on behalf of the Participant (or any other person or persons exercising the Option) the purchased Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), subject to the appropriate legends and/or stop transfer instructions.

Notwithstanding any other provisions of the Plan, this Award Agreement or any other agreement to the contrary, if at the time this Option is exercised, the Participant is indebted to the Company (or any Subsidiary or Affiliate) for any reason, the following actions shall be taken, as deemed appropriate by the Committee:

(i)any Shares to be issued upon such exercise shall automatically be pledged against Participant’s outstanding indebtedness; and

(ii)if this Option is exercised in accordance with Section 4.1(b)(ii) above, the after-tax proceeds of the sale of the Participant’s Shares shall automatically be applied to the outstanding balance of the Participant’s indebtedness.

4.2Restrictions on Exercise of the Option and Issuance of Shares.  The exercise of the Option and issuance of Shares upon such exercise shall be subject to compliance with all applicable requirements of U.S. federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable U.S. federal, state or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.  Further, regardless of whether the transfer or issuance of the Shares to be issued pursuant to the Option has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

4.3Fractional Shares.  In no event may the Option be exercised for any fractional Shares.

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4.4Excess Shares.  If the Shares covered by this Award Agreement exceed, as of the Grant Date, the number of Shares which may without stockholder approval be issued under the Plan, then the Option shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

5.Tax Withholding and Advice.

5.1In General.  The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

5.2Withholding of Taxes.  Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items (including hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy).  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, subject to Section 14.3 of the Plan:

(a)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer; or

(b)withholding a number of whole Shares otherwise deliverable to the Participant upon exercise of the Option having a Fair Market Value equal to the Tax-Related Items obligations, as determined by the Company as of the date on which the Tax-Related Items obligations arise; or

(c)withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale (specifically including where this Option is exercised in accordance with Section 4.1(b)(ii) above) or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

(d)direct payment from the Participant.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been

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issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

5.3Tax Advice.  The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax, social contributions or other tax consequences of the transactions contemplated by this Award Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE PARTICIPANT UNDERSTANDS THAT THE TAX AND SOCIAL SECURITY LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICIPANT’S PARTICIPATION IN THE PLAN BEFORE TAKING ANY ACTION RELATED TO THE PLAN. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

6.Authorization to Release Necessary Personal Information.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Company may retain the services of an equity compensation plan recordkeeper (the “Recordkeeper”) to facilitate administration of the Plan.  In such event, the Participant understands that Data will be transferred to the Recordkeeper or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s stock administration department.  The Participant authorizes the Company, the Recordkeeper and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company’s stock administration department.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will

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not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Options or other equity awards or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s stock administration department.

7.Effect of Change in Control on Award.

This Award Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.1Acceleration of Vesting.  In the event of a Change in Control, the Option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that the Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Shares at the time subject to the Option and may be exercised for any or all of those Shares as fully-vested Shares.  No such acceleration of the Option, however, shall occur if and to the extent: (i) the Option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) pursuant to the terms of the Change in Control or (ii) the Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Shares for which the Option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Shares over the aggregate Exercise Price payable for such Shares) and provides for subsequent pay-out in accordance with the same vesting schedule set forth in Section 2.1.  The determination of option comparability under clause (i) shall be made by the Committee, and such determination shall be final, binding and conclusive.

7.2Termination of the Option Upon Change in Control.  Immediately prior to the consummation of the Change in Control, the Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

7.3Involuntary Termination After Change in Control.  In the event that the Option is, in connection with the Change in Control, either assumed by the successor corporation (or parent thereof) or replaced with a comparable option of the successor corporation (or parent thereof) and, within eighteen (18) months after the effective date of the Change in Control, the Participant’s Service terminates due to Involuntary Termination, the Option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically become vested in full upon the effective date of the Involuntary Termination; provided, however, that the portion of the Option whose vesting accelerates as a result of the Participant’s Involuntary Termination (the “Accelerated Option”) shall become exercisable only upon the effective date of a full general release signed by the Participant in a form prepared by or otherwise acceptable to Company (in its sole discretion), releasing all claims, known or unknown, that the Participant may have against Company and its officers, directors, employees and affiliated companies, arising out of or in any way related to the Participant’s employment or service or termination of employment or service with Company and with respect to which the period for revocation, if any, of such release has lapsed on or before the 60th day following the date of the Participant’s termination of employment or service without the release having been revoked.  If the Accelerated Option becomes exercisable in accordance with the preceding sentence, it may be exercised in accordance with Section 4 for the remainder of the period specified in Section 3.1.

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8.Adjustments for Changes in Capital Structure.

The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Award Agreement and Article 10 of the Plan.  Upon the occurrence of an event described in Article 10 of the Plan, any and all new, substituted or additional securities or other property to which a holder of a Share issuable in settlement of the Option would be entitled shall be immediately subject to the Award Agreement and included within the meaning of the term “Shares” for all purposes of the Option.  The Participant shall be notified of such adjustments and such adjustments shall be binding upon the Company and the Participant.

9.No Entitlement or Claims for Compensation.

In accepting the Option, the Participant acknowledges, understands and agrees that:

9.1the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

9.2the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

9.3all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

9.4the Option grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company,  the Employer or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any);

9.5the Participant is voluntarily participating in the Plan;

9.6 the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

9.7the Option and any Shares acquired under the Plan and the income and value of same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

9.8the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

9.9if the underlying Shares do not increase in value, the Option will have no value;

9.10if the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

9.11no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is

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employed or the terms of the Participant’s contact of employment, if any), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any such claim against the Company, any of its Subsidiaries or Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

9.12unless otherwise provided in the Plan or determined by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company.

10.Rights as a Stockholder.

The Participant shall not have any stockholder rights with respect to the Shares until the Participant exercises the Option, pays the Exercise Price and the purchased Shares are issued or the purchased Shares are deposited in a brokerage account (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8.

11.Miscellaneous Provisions.

11.1Amendment.  The Committee may amend this Award Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Award Agreement without the consent of the Participant, except to the extent such amendment is desirable or necessary to comply with applicable law, including, but not limited to, Section 409A of the Code as further provided in the Plan.  No amendment or addition to this Award Agreement shall be effective unless in writing.

11.2Nontransferability of the Option.  Prior to the issuance of Shares upon exercise, no right or interest of the Participant in the Option nor any Shares subject to the Option shall be in any manner pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary or Affiliate or shall become subject to any lien, obligation, or liability of such Participant to any other party other than the Company, or a Subsidiary or Affiliate.  Except as otherwise provided by the Committee, no Option shall be assigned, transferred or otherwise disposed of other than by will or the laws of descent and distribution.  All rights with respect to the Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

11.3Further Instruments and Imposition of Other Requirements.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  Furthermore, the Participant acknowledges that the laws of the country in which the Participant is working at the time of grant and exercise of the Option or the sale of Shares received pursuant to this Award Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill.

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11.4Binding Effect.  This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and permitted assigns.

11.5Notices.  Any notice required to be given or delivered to the Company under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of a Subsidiary or Affiliate at which the Participant works.

11.6Construction of Award Agreement.  This Award Agreement, and the Option evidenced hereby (a) are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, and (b) constitute the entire agreement between the Participant and the Company on the subject matter hereof and supersede all proposals, written or oral, and all other communications between the parties related to the subject matter.  All decisions of the Committee with respect to any question or issue arising under this Award Agreement or the Plan shall be conclusive and binding on all persons having an interest in this Option.

11.7Governing Law.  The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

11.8Arbitration; Choice of Forum.  BY ACCEPTING THIS AWARD, THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN SECTION 14.14 OF THE PLAN, WHICH ARE EXPRESSLY INCORPORATED HEREIN BY REFERENCE AND WHICH, AMONG OTHER THINGS, PROVIDE THAT ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE COMPANY AND THE PARTICIPANT ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AWARD AGREEMENT SHALL BE FINALLY SETTLED BY ARBITRATION IN PHILADELPHIA, PENNSYLVANIA, PURSUANT TO THE TERMS THEREOF, SHALL APPLY.

11.9Compliance.

(a)Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b) Section 409A.  Notwithstanding any other provision of the Plan, this Award Agreement, the Plan, this Award Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof (“Section 409A”)).  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan or this Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction in benefits payable under the Option, as the Committee determines are necessary

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or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A, and makes no undertakings to preclude Section 409A from applying to the Option or to ensure that it complies with Section 409A.

(c)Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Award Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.10Administration.  The Committee shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Award Agreement or the Option.

11.11Counterparts.  This Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12Severability.  If any provision of this Award Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Award Agreement shall be deemed valid and enforceable to the full extent possible.

11.13Language.  If the Participant has received this Award Agreement or any other document related to the Plan in a language other than English and the meaning of the translated version is different from the English version, the English version will control.

11.14Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

11.15Waiver.  The Participant acknowledges that the Company’s waiver of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant.

11.16Clawback/Recovery.  The Options shall be subject to the Clawback/Recovery provisions contained in Section 14.17 of the Plan.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company (including by electronically accepting this Award Agreement through his or her Shareworks account with Morgan Stanley), the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.  The Participant has reviewed this Award Agreement and the Plan in their

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entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

UNIVERSAL HEALTH SERVICES, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:	###PARTICIPANT_NAME###

Title:

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